UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 23, 2021

GINKGO BIOWORKS HOLDINGS, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40097	87-2652913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
27 Drydock Avenue
8th Floor
Boston, MA 02210
(Address of Principal Executive Offices, including zip code)
Registrant’s telephone number, including area code: (877)
422-5362
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	DNA	NYSE
Warrants to purchase one share of Class A common stock, each at an exercise price of $11.50 per share	DNA.WS	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§ 240.12b-2
of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
On September 16, 2021, Ginkgo Bioworks Holdings, Inc. (formerly known as Soaring Eagle Acquisition Corp.) (the “
Company
”) consummated the transactions contemplated by that certain agreement and plan of merger, dated as of May 11, 2021, as amended on May 14, 2021 (the “
Merger Agreement
”), by and among Soaring Eagle Acquisition Corp., a Delaware corporation (“
SRNG
”), SEAC Merger Sub Inc., a Delaware corporation (“
Merger Sub
”), and Ginkgo Bioworks, Inc., a Delaware corporation (“
Ginkgo
”). As contemplated by the Merger Agreement, SRNG effected a deregistration under the Cayman Islands Companies Act (As Revised) and a domestication under Section 388 of the Delaware General Corporation Law, as amended (the “
DGCL
”), pursuant to which SRNG’s jurisdiction of incorporation was changed from the Cayman Islands to the State of Delaware (the “
Domestication
”), and, on the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the DGCL, Merger Sub merged with and into Ginkgo, with Ginkgo surviving the merger as a wholly owned subsidiary of SRNG (the “
Merger
” and, together with the Domestication, the “
Business Combination
”). In addition, in connection with the consummation of the Business Combination, SRNG was renamed “Ginkgo Bioworks Holdings, Inc.”
The Company continues the existing business operations of Ginkgo as a publicly traded company. The Company’s Class A common stock and public warrants are now listed on the New York Stock Exchange (“
NYSE
”) under the symbols “DNA” and “DNA.WS”, respectively.
The Business Combination was accounted for as a reverse recapitalization in accordance with accounting principles generally accepted in the United States of America. Under the guidance in ASC 805,
Business Combinations
, SRNG was treated as the “acquired” company for accounting and financial reporting purposes. Accordingly, for accounting and financial reporting purposes, the Business Combination was accounted for as the equivalent of Ginkgo issuing stock for the net assets of SRNG, accompanied by a recapitalization.
Attached hereto as Exhibit 99.1 are the audited consolidated financial statements of Ginkgo as of and for the periods ended December 31, 2020 and 2019 (the “
Audited Financial Statements
”). As a result of the Business Combination, the shares and corresponding capital amounts and loss per share related to Ginkgo’s outstanding convertible preferred stock and common stock outstanding prior to the Business Combination have been retroactively restated to reflect the exchange ratio of 49.080452 established in the Merger Agreement.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

23.1	Consent of Independent Registered Public Accounting Firm.

99.1	Audited consolidated financial statements of the Company as of and for the years ended December 31, 2020 and 2019.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GINKGO BIOWORKS HOLDINGS, INC.

Date: November 24, 2021	By:	/s/ Mark Dmytruk
	Name:	Mark Dmytruk
	Title:	Chief Financial Officer